                                                                      Exhibit 99

Oct. 18, 2004

Media Contacts:

Bank of America
Eloise Hale
704.387.0013
eloise.hale@bankofamerica.com
-----------------------------

National City Corporation
Amber Garwood
216.222.8202
Amber.Garwood@NationalCity.com
------------------------------

    BANK OF AMERICA CLOSES $1.4 BILLION DEAL TO ACQUIRE NATIONAL PROCESSING
                 Merchant Services division of Bank of America becomes the nation's second-largest bankcard merchant acquirer

CHARLOTTE, N.C.-- Bank of America closed its $1.4 billion acquisition of National Processing, Inc., creating the nation's second-largest bankcard merchant acquirer, representing approximately one of every five VISA(R)and MasterCard(R)transactions processed nationally.

National Processing, a public company, was 83 percent owned by National City Corporation. National Processing shareholders, who received $26.60 per share, approved the deal on Oct. 8.

The newly named company, BA Merchant Services LLC, with nearly $250 billion in annual processing volume, will continue to be headquartered in Louisville, KY.

Bank of America believes that with the acquisition of National Processing it is strongly positioned to innovate and create efficiencies in electronic payments. Bank of America is the No. 1 check processor, the No. 1 debit card issuer and the No. 4 credit card issuer in the United States.

ABOUT BANK OF AMERICA
---------------------
Bank of America is one of the world's largest financial institutions, serving individual consumers, small businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving 33 million consumer relationships with 5,700 retail banking offices, more than 16,000 ATMs and award-winning online banking with more than ten million active users. Bank of America is the #1 Small Business Administration lender in the United States. The company serves clients in 150 countries and has relationships with 96 percent of the U.S. Fortune 500 companies and 82 percent of the Global Fortune 500. Bank of America Corporation stock (ticker: BAC) is listed on the New York Stock Exchange.

                                      ####

ABOUT NATIONAL PROCESSING
-------------------------
National Processing, Inc. through its wholly owned operating subsidiary National Processing Company, LLC (NPC(R)) is a leading provider of merchant credit and debit card processing. NPC supports over 700,000 merchant locations, representing one out of every six MasterCard(R) and VISA(R) transactions processed nationally. NPC's card processing solutions offer superior levels of service and performance and assist merchants in lowering their total cost of card acceptance through world-class people, technology and service. Additional information regarding National Processing can be obtained at http://www.npc.net.

ABOUT NATIONAL CITY
-------------------
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management, and mortgage origination and servicing. For more information about National City, visit the company's Web site at NationalCity.com.

                           FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements regarding Bank of America and National Processing that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the ability of each company to execute its respective business plans. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. Such forward-looking statements are based on management expectations that involve a number of risks and uncertainties and, although management for each company, respectively, believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from such statements. Neither Bank of America nor National Processing can give any assurance that any expectations relating to the acquisition will be realized. Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, neither Bank of America nor National Processing is required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Additional information regarding each company concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements is available in each company's Annual Report on Form 10-K for the year ended December 31, 2003 and subsequent filings with the Securities and Exchange Commission. These filings are available at no cost on the Commission's Web Site at www.sec.gov or from each of the respective companies.


                                                                               2